As filed with the Securities and Exchange Commission on June 24, 2015.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEWSTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-2157878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Boylston Street, Suite 1250

Boston, Massachusetts 02116

(617) 848-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John K. Bray

Chief Financial Officer

NewStar Financial, Inc.

500 Boylston Street

Suite 1250

Boston, Massachusetts 02116

(617) 848-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Stacie S. Aarestad, Esq.

Locke Lord LLP

111 Huntington Avenue

Boston, Massachusetts 02199

(617) 239-0100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common Stock, $0.01 par value per share	(1)(2)	(3)	(3)	—
Preferred Stock, $0.01 par value per share	(1)(2)	(3)	(3)	—
Warrants	(1)(2)	(3)	(3)	—
Debt Securities	(1)(2)	(3)	(3)	—
Units	(1)(2)	(3)	(3)	—
Total	—	—	$1,000,000,000	$116,200

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share, to be sold by the selling stockholders	12,000,000 shares(2)	$10.28(5)	$123,360,000(5)	$14,335
Total	12,000,000 shares(2)	$10.28(5)	$123,360,000(5)	$14,335

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $1 billion. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $1 billion, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Pursuant to Rule 457(i), the securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.
(2)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(4)	Calculated pursuant to Rule 457(c) under the Securities Act.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low reported sales prices on The NASDAQ Global Market on June 18, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, June 24, 2015

NewStar Financial, Inc.

$1,000,000,000

Common stock

Preferred stock

Warrants

Debt Securities

Units

12,000,000 shares of Common Stock

The aggregate initial offering price of the securities that we offer will not exceed $1,000,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

When we offer securities, we will provide you with a prospectus supplement or term sheet describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplements or term sheets relating to the specific issue of securities together with additional information described under the heading “Where You Can Find More Information” beginning on Page 31 of this prospectus before you decide to invest in any of these securities.

The stockholders listed in the section entitled “Selling Stockholders” may sell up to 12,000,000 shares of our common stock currently underlying warrants held by them or their transferees, as selling stockholders under this prospectus and any prospectus supplement, from time to time, in one or more offerings. The issuance of the shares upon exercise of warrants is not covered by this prospectus; only the resale of the shares underlying warrants are covered. We will not receive any proceeds from such sales.

We or the selling stockholders will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is quoted on The NASDAQ Global Market under the symbol “NEWS”. On June 23, 2015, the last reported sale price for the common stock was $11.34 per share.

In this prospectus, “NewStar,” “we,” “us,” and “our” refer to NewStar Financial, Inc., including, unless the context otherwise requires, its subsidiaries.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” beginning on Page 26 of this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in any prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Prospectus dated                     , 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, with a total value of up to $1,000,000,000, and the selling stockholders may sell up to 12,000,000 shares of our common stock.

This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also file a prospectus supplement that will contain more information about the terms of an offer by the selling stockholders. We also may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements, free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read this prospectus, the applicable prospectus supplement and the additional information described under “Where You Can Find More Information” before buying securities in this offering.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any prospectus supplement or related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part (or will be incorporated by reference from a current report on Form 8-K or quarterly report on Form 10-Q that we file with the SEC), and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

NEWSTAR FINANCIAL, INC.

We are an internally-managed commercial finance company with specialized lending platforms focused on meeting the complex financing needs of companies and private investors in the middle market. We are also a registered investment adviser and provide asset management services to institutional investors through a series of managed credit funds that co-invest in certain types of loans that we originate. Through our specialized lending platforms, we provide a range of senior secured debt financing options to mid-sized companies to fund working capital, growth strategies, acquisitions and recapitalizations, as well as purchases of equipment and other capital assets.

We believe these lending activities require specialized skills and transaction experience, as well as significant investment in personnel and operating infrastructure. To meet these demands, our loans and leases are originated directly by teams of credit-trained bankers and experienced marketing officers organized around key industry and market segments. These teams represent specialized lending groups that are supported by centralized credit management and operating platforms. This structure enables us to leverage common standards, systems, and industry and professional expertise across multiple businesses.

We target our marketing and origination efforts at private equity firms, mid-sized companies, corporate executives, banks, real estate investors and a variety of other referral sources and financial intermediaries to develop new customer relationships and source lending opportunities. Our origination network is national in scope and we target companies with business operations across a broad range of industry sectors. We employ highly experienced bankers, marketing officers and credit professionals to identify and structure new lending opportunities and manage customer relationships. We believe that the quality of our professionals, the breadth of their relationships and referral networks, and their ability to develop creative solutions for customers position us to be a valued partner and preferred lender for mid-sized companies and private equity funds with middle market investment strategies.

Our emphasis on direct origination is an important aspect of our marketing and credit strategy. Our national network is designed around specialized origination channels intended to generate a large set of potential lending opportunities. That allows us to be highly selective in our credit process and to allocate capital to market segments that we believe represent the most attractive opportunities. Our direct origination network also generates proprietary lending opportunities with yield characteristics that we believe would not otherwise be available through intermediaries. In addition, direct origination provides us with direct access to management teams and enhances our ability to conduct detailed due diligence and credit analysis of prospective borrowers. It also allows us to negotiate transaction terms directly with borrowers and, as a result, advise our customers on financial strategies and capital structures, which we believe benefits our credit performance.

We typically provide financing commitments to companies in amounts that range in size from $10 million to $50 million. The size of our financing commitments depends on various factors, including the type of loan, the credit characteristics of the borrower, the economic characteristics of the loan, and our role in the transaction. We also selectively arrange larger transactions which we may retain on our balance sheet or syndicate to other lenders and which may include funds that we manage for third party institutional investors. By syndicating loans to other lenders and our managed funds, we are able to provide larger financing commitments to our customers and generate fee income, while limiting our risk exposure to individual borrowers. From time to time, however, our balance sheet exposure to a single borrower may exceed $35 million.

We offer a set of credit products and services that have many common attributes, but which are highly specialized by lending group and market segment. Although both the Leveraged Finance and Business Credit lending groups structure loans as revolving credit facilities and term loans, the style of lending and approach to credit management is highly specialized. The Equipment Finance group broadens our product offering to include a range of lease financing options.

Although we operate as a single segment, we derive revenues from four specialized lending groups that target market segments in which we believe that we have competitive advantages and from our asset management activities:

•	Leveraged Finance, provides senior secured cash flow loans and, to a lesser extent, second lien and unitranche loans, which are primarily used to finance acquisitions of mid-sized companies with annual cash flow (EBITDA) between $10 million and $50 million by private equity investment funds managed by established professional alternative asset managers;

•	Business Credit, provides senior secured asset-based loans primarily to fund working capital needs of mid-sized companies with sales revenue typically totaling between $25 million and $500 million;

•	Real Estate, provides first mortgage debt primarily to finance acquisitions of commercial real estate properties typically valued between $10 million and $50 million by professional commercial real estate investors;

•	Equipment Finance, provides leases, loans and lease lines to finance purchases of equipment and other capital expenditures typically for companies with annual sales of at least $25 million; and

•	Asset Management, provides opportunities for qualified institutions to invest in credit funds managed by us with strategies to co-invest in loans originated by our Leveraged Finance lending group.

Our History

We were incorporated in Delaware in June 2004. Our principal executive offices are located at 500 Boylston Street, Suite 1250, Boston, Massachusetts 02116, and our telephone number is (617) 848-2500. We maintain a website at www.newstarfin.com. The information on or accessible through our website is not incorporated by reference into or otherwise made a part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in a prospectus supplement as well as those set forth in our most recently filed periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, as revised or supplemented by our quarterly reports on Form 10-Q, each of which are on file with the SEC and are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Risks Related to Our Common Stock

Our common stock may continue to have a volatile public trading price.

Historically, the market price of our common stock has been highly volatile, and the market for our common stock has experienced significant price and volume fluctuations, some of which are unrelated to our operating performance. Since our common stock began trading publicly on December 14, 2006, the trading price of our stock has fluctuated from a high of $20.85 to a low of $0.61. It is likely that the market price of our common stock will continue to fluctuate in the future. Factors which may have a significant adverse effect on our common stock’s market price include:

•	the rate of charge-offs, impairments and non-accruals in our loan portfolio;

•	fluctuations in interest rates and the actual or perceived impact of these rates on our current customers and future prospects;

•	changes to the regulatory environment in which we operate;

•	our ability to raise additional capital and the terms on which we can secure such capital;

•	general market and economic conditions; and

•	quarterly fluctuations in our revenues and other financial results.

If we sell shares of our common stock in future financings, stockholders may experience immediate and substantial dilution and, as a result, our stock price may decline.

We may from time to time issue additional shares of our common stock or securities convertible into our common stock, including in future financings or similar arrangements. If we issue additional shares of our common stock, our stockholders may experience immediate dilution and, as a result, our stock price may decline.

The large number of shares eligible for public sale could depress the market price of our common stock.

The market price of our common stock could decline significantly if we or the selling stockholders sell a large number of shares of our common stock. These sales, or the perception that these sales might occur, could depress the market for our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These are statements that relate to future periods and include statements regarding our anticipated performance.

Generally, the words “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results, to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: risk related to our funding and leverage, including our ability to obtain external financing and complete additional term debt securitizations in the future; our lenders and noteholders continuing to use us as a service provider; the early termination of our term debt securitizations; disruptions in the capital markets generally, and the asset-backed securities market in particular; disruptions in the credit quality and performance of our loan portfolio, potential changes in previously issued ratings or rating agency methodology; the concentration of our funding sources; risks related to our operations and financial results, including fluctuation in our net interest income, the success of our origination activities, and credit losses and defaults; changes in the regulatory landscape; and risks related to our loan portfolio and lending activities, including our inability to recover amounts owed to us by our borrowers.

These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors. Although we believe that the statements contained in this prospectus are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. You should understand that these statements are not guarantees of performance or results. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this prospectus. We assume no obligation to update or revise them or provide reasons why actual results may differ. Many factors could cause or contribute to results that differ, including the factors described or incorporated by reference under the caption “Risk Factors.” You should carefully read this entire prospectus and the documents incorporated by reference in this document, particularly the section entitled “Risk Factors,” before you make an investment decision.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, acquisitions or new investments and to fund the repayment, refinancing, redemption or repurchase of past or future indebtedness or capital stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

We will not receive any proceeds from sales of the shares of common stock sold from time to time under this prospectus by the selling stockholders. However, we will receive gross proceeds of up to approximately $151.4 million from the issuance of the shares of common stock being registered pursuant to the registration statement of which this prospectus forms a part in connection with the exercise of the warrants, if and when they are exercised, unless certain of such warrants are exercised on a cashless basis.

We will pay any or all expenses incurred with respect to the registration of the shares of common stock underlying the warrants owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF COMBINED FIXED CHARGES AND

PREFERRED STOCK DIVIDENDS TO EARNINGS

The ratio of earnings to fixed charges is defined as earnings divided by fixed charges. For purposes of this ratio, earnings is defined as operating income before income taxes and fixed charges. Fixed charges is defined as the sum of interest expense and the component of rental expense that we believe to be representative of the interest factor for those amounts.

	Year Ended					Three Months Ended March 31, 2015
	Dec. 31 2010	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2014
Ratio of Earnings to Fixed Charges(1)	1.3x	1.9x	2.2x	1.9x	1.3x	1.2x

(1)	We did not have any issued and outstanding preferred stock during the five year and three month period ended March 31, 2015. As of the date of this prospectus, there is no issued and outstanding preferred stock.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of our capital stock contained in our amended and restated certificate of incorporation is only a summary. You should read it together with our amended restated certificate of incorporation and our amended and restated bylaws, which have been filed with SEC and included as exhibits to documents that are incorporated by reference into this prospectus supplement.

General

Our authorized capital stock consists of 145,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of June 15, 2015, there were 45,816,386 shares of common stock issued and outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there will be no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock will be fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future acquisitions and other corporate purposes, will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our Company.

We have no present plans to issue any shares of preferred stock.

Options

Under our 2006 Incentive Plan, as amended, our compensation committee may grant options to purchase shares of common stock. Stock options may either be incentive stock options (“ISOs”) or non-qualified stock options. ISOs may only be granted to officers and employees. The compensation committee will, with regard to each stock option, determine the number of shares subject to the stock option, the manner and time of exercise, vesting, and the exercise price, which will not be less than 100% of the fair market value of our common stock on the date of the grant. The shares of common stock issuable upon exercise of options or other awards or upon grant of any other award may be either previously authorized but unissued shares or treasury shares.

As of March 31, 2015 there were 4,445,939 options outstanding all of which were both vested and exercisable. The weighted average exercise price for outstanding options was $4.51 as of March 31, 2015.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Section 203 of Delaware Law

Under our amended and restated certificate of incorporation, we have elected not to be subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). Subject to exceptions specified therein, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder,” including general mergers or consolidations or acquisitions of additional shares of the corporation, for a three-year period following the time that such stockholder became an interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

The statute is intended to prohibit or delay mergers or other takeover or change in control attempts. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

No cumulative voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Removal of directors and director vacancies

Under our amended and restated certificate of incorporation, a director may be removed from office for cause by the affirmative vote of a majority of the voting power of our then outstanding capital stock or without cause by an affirmative vote of at least 66 2/3% of the voting power of our then outstanding capital stock. In addition, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may only be filled by a resolution adopted by a majority of our directors then in office. The limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from acquiring, control of us.

Action by written consent

Our amended and restated certificate of incorporation provides that stockholder action may only be taken at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Advance notice requirements for stockholder proposals and director nominations

In addition, our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholders’ meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, the third party would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders’ meeting, and not by written consent.

Limitations on liability and indemnification of officers and directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our amended and restated certificate of incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our amended and restated certificate of incorporation also provides that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnitee as may be required under the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees from some liabilities.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, a holder of our common stock may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Amendments to organizational documents

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the affirmative vote of holders of at least 66 2/3% of our capital stock issued and outstanding and entitled to vote is required to amend or repeal our bylaws or various provisions of our amended and restated certificate of incorporation.

Registration Rights

2004 Stockholders Agreement

Generally

Our initial stockholders, including members of our management, who collectively held shares of our common stock after completion of our initial public offering, are entitled to certain rights with respect to the registration of such shares under the Securities Act pursuant to a Stockholders Agreement, as amended, dated as of June 18, 2004. These stockholders, who have registered their shares of common stock, could cause a large number of shares of our common stock to be publicly sold, which could cause the market price of shares of our common stock to decline significantly.

Demand rights

Under the terms of our Stockholders Agreement at any time 180 days following the effectiveness of our initial public offering, these holders of registrable shares of our common stock have the right, subject to specified limitations, to demand the registration of their shares of common stock provided that the aggregate market value of the shares of common stock to be registered equals at least $25 million. Under the agreement, we are not obligated to effect more than three “demand” registrations, provided, however, that any registration statement that we file in response to such a demand must remain effective until the longer of 120 days or until the date on which all of the securities registered under such registration statement have been sold.

Piggyback rights

Subject to the exceptions and limitations set forth in the Stockholders Agreement, these holders of our registrable shares of common stock under that agreement have piggyback registration rights with respect to certain offerings of our common stock.

S-3 registration rights

In the event that we are eligible to register securities by means of a registration statement on Form S-3, holders of more than 10% of the then outstanding registrable securities have a right to request that their shares be included in any registration statement on Form S-3, provided that the market value of the shares proposed to be registered is reasonably anticipated to equal at least $5.0 million. This right is subject to certain exceptions and limitations set forth in the Stockholders Agreement.

2007 Registration Rights Agreement

Generally

In connection with the private placement of 12.5 million shares of our common stock, we entered into a Registration Rights Agreement on November 12, 2007 with certain other stockholders. Pursuant to this agreement, we filed a Registration Statement on Form S-3 to register all registrable shares under the Registration Rights Agreement for an offering to be made on a continuous basis. Such stockholders could cause a large number of shares of our common stock to be publicly sold, which could cause the market price of shares of our common stock to decline significantly.

Underwritten offerings

Under the terms of our Registration Rights Agreement, if at any time we receive a written request from stockholders holding more than 14% of outstanding registrable shares, we must effect, subject to specified limitations, an underwritten offering under the Registration Statement of all or any portion of the requesting stockholders registrable shares and promptly give notice of the underwritten offering to the other stockholders that are party to the Registration Rights Agreement, provided that the aggregate market value of the shares of common stock to be registered equals at least $25 million. Under the agreement, we are not obligated to effect more than three underwritten offerings.

Piggyback rights

Neither we or the stockholders party to the Registration Rights Agreement have piggyback registration rights other than the registrable securities and shares granted these rights pursuant to the Stockholders’ Agreement above.

2014 Investment Agreement

Generally

Pursuant to an Investment Agreement we entered into on November 4, 2014 with FS Investment Corporation, FS Investment Corporation II and FS Investment Corporation III, referred to herein as the “Investors,” the Investors collectively received warrants to purchase 12 million shares of our common stock, 9.5 million of which were issued immediately upon the closing of the transactions contemplated by that agreement and 2.5 million of which were issued following receipt of certain approvals as contemplated under that agreement, and are entitled to certain rights with respect to the registration of any shares of common stock issued upon exercise of these warrants under the Securities Act. The Investors, by exercising their registration rights, could cause a large number of shares of our common stock to be registered and publicly sold, which could cause the market price of shares of our common stock to decline significantly.

Demand rights

Under the terms of our Investment Agreement, at any time after December 4, 2015, the holders of registrable shares of our common stock pursuant to the Investment Agreement have the right, subject to specified limitations, to demand the registration of their shares of common stock provided that either the aggregate gross cash proceeds of the sale of shares of common stock to be registered is reasonably likely to exceed $50 million or Investors holding a majority of the registrable securities then outstanding request to have registered all of their respective registrable securities. Under the agreement, we are not obligated to effect more than four “demand” registrations (which do not include any piggyback registrations described below), provided, however, that any registration statement that we file in response to such a demand must remain effective until such securities cease to be registrable securities or such shorter period upon which we have been notified that all such securities have been sold.

Piggyback rights

Subject to the exceptions and limitations set forth in the Investment Agreement, the holders of our registrable shares of common stock under that agreement have piggyback registration rights with respect to certain offerings of our common stock. The shares issuable upon exercise of the warrants are included in this prospectus pursuant to these piggyback rights.

S-3 registration rights

In the event that we are eligible to register securities by means of a registration statement on Form S-3, holders of a majority of the then outstanding registrable securities may request that their shares be included in any registration statement on Form S-3. This right is subject to certain exceptions and limitations set forth in the Investment Agreement.

Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “NEWS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

If we issue any debt securities offered by this prospectus and any accompanying prospectus supplement we will issue them under an indenture to be entered into by NewStar and a trustee to be identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the proposed form of indenture (the “Indenture”) as an exhibit to the registration statement in which this prospectus is included. Each indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities offered under this prospectus will represent direct, unsecured obligations of NewStar that will rank equally with all of our other unsecured indebtedness and will be effectively subordinated to all of our secured debts.

The following statements relating to the debt securities and the indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. To review the terms of a series of debt securities, you must refer to both the prospectus supplement for the particular series and to the description of debt securities in this prospectus.

The prospectus supplement will set forth the following terms of the debt securities in respect of which this prospectus is delivered:

(1)	the title;

(2)	the aggregate principal amount;

(3)	the issue price or prices (expressed as a percentage of the aggregate principal amount thereof);

(4)	any limit on the aggregate principal amount;

(5)	the date or dates on which principal is payable;

(6)	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine the rate or rates;

(7)	the date or dates from which the interest, if any, will be payable and any regular record date for the interest payable;

(8)	the place or places where principal and, if applicable, premium and interest, is payable;

(9)	the terms and conditions upon which NewStar may, or the holders may require NewStar to, redeem or repurchase the debt securities;

(10)	the denominations in which the debt securities may be issuable, if other than denominations of $1,000 or any integral multiple thereof;

(11)	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

(12)	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

(13)	the currency of denomination;

(14)	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

(15)	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to these payments will be determined;

(16)	if amounts of principal and, if applicable, premium and interest may be determined (a) by reference to an index based on a currency or currencies other than the currency of denomination or designation or (b) by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which these amounts will be determined;

(17)	the provisions, if any, relating to any security provided for the debt securities;

(18)	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

(19)	any events of default;

(20)	the terms and conditions for conversion into or exchange for shares of common stock or preferred stock;

(21)	any other terms, which may modify or delete any provision of the indenture insofar as it applies to that series;

(22)	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

(23)	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of NewStar.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of the debt securities in accordance to the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount securities or debt securities in bearer form, we will describe United States federal income tax considerations and other special considerations that apply to the debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do so, we will describe the restrictions, elections, general tax considerations, specific terms and other information with respect to the issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

If we issue debt securities that may be exchanged for or converted into shares of common stock or preferred stock, we will describe the terms of exchange or conversion in the prospectus supplement relating to those debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

(1)	“book-entry securities,” which means that there will be one or more global securities registered in the name of The Depository Trust Company, as depository, or a nominee of the depository; or

(2)	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities. Except as set forth under “—Global Debt Securities and Book Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

If you hold certificated debt securities that have been offered by this prospectus, you may transfer or exchange them at the trustee’s office or at the paying agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities, but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on your certificated debt securities only by surrendering the certificate representing your certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depository for the global securities or in the nominee of the depository, and the global securities will be delivered by the trustee to the depository for credit to the accounts of the holders of beneficial interest in the debt securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

The prospectus supplement will describe the specific terms of the depository arrangement for debt securities of a series that are issued in global form. NewStar and its agents, the trustee, and any of its agents will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of NewStar or a highly leveraged transaction. If we offer any covenants of this type or provisions with respect to any debt securities in the future, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants of a series of debt securities.

Consolidation, Merger and Sale of Assets

We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

(1)	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

(2)	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

(1)	we fail to pay any principal of, or premium, if any, when it becomes due;

(2)	we fail to pay any interest within 45 days after it becomes due;

(3)	we fail to observe or perform any other covenant in the debt securities or the indenture for 45 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

(4)	certain events occur involving bankruptcy, insolvency or reorganization of NewStar or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal or premium, if any, or interest on the debt securities of that series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities.

If this happens, the entire principal amount of all the outstanding debt securities of that series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after an acceleration, but before a judgment or decree based on the acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration if (1) all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived, (2) all overdue interest and overdue principal has been paid and (3) the rescission would not conflict with any judgment or decree.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series shall have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

(1)	the holder gives to the trustee written notice of a continuing event of default;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request and offer reasonable indemnity to the trustee to institute proceeding as a trustee;

(3)	the trustee fails to institute proceeding within 60 days of the request; and

(4)	the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with their request during the 60-day period.

However, these limitations do not apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

(1)	to provide that the surviving entity following a change of control of NewStar permitted under the indenture shall assume all of our obligations under the indenture and debt securities;

(2)	to provide for uncertificated debt securities in addition to certificated debt securities;

(3)	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

(4)	to cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any holder;

(5)	provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the underwriter; and

(6)	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities; but without the consent of each holder affected by the action, we may not modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

(1)	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or the debt security;

(2)	reduce the rate of or change the time for payment of interest;

(3)	reduce the principal of or premium on or change the stated maturity;

(4)	make any debt security payable in money other than that stated in the debt security;

(5)	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no redemption of this type may be made;

(6)	waive a default on the payment of the principal of, interest on, or redemption payment; and

(7)	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by that action.

Defeasance and Discharge of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

(1)	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(a)	to register the transfer or exchange of the debt securities;

(b)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(c)	to compensate and indemnify the trustee; or

(d)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

(2)	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable prospectus supplement (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for this purpose:

(1)	money;

(2)	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

(3)	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified in clauses (1) through (3) above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of a series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

(1)	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

(2)	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that, and the opinion shall confirm that, the holders of outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes solely as a result of the legal defeasance and will be subject to United States federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if a defeasance had not occurred;

(3)	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if a covenant defeasance had not occurred; and

(4)	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of that series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued the currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of NewStar, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities (which we refer to as debt warrants), preferred stock (which we refer to as preferred stock warrants) or common stock (which we refer to as common stock warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from the other securities. If warrants are issued, they will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants being offered.

Debt Warrants

We will describe the terms of debt warrants offered in the applicable prospectus supplement, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

(1)	the title;

(2)	the aggregate number offered;

(3)	their issue price or prices;

(4)	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise, and the procedures and conditions relating to exercise;

(5)	the designation and terms of any related debt securities and the number of debt warrants issued with each security;

(6)	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

(7)	the principal amount of debt securities purchasable upon exercise, and the price at which that principal amount of debt securities may be purchased upon exercise;

(8)	the commencement and expiration dates of the right to exercise;

(9)	the maximum or minimum number which may be exercised at any time;

(10)	a discussion of the material United States federal income tax considerations applicable to exercise; and

(11)	any other terms, procedures and limitations relating to exercise.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before exercising their debt warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments of principal of, or premium, if any, or interest, if any, on the securities purchasable upon exercise.

Other Warrants

The applicable prospectus supplement will describe, where applicable, the following terms and other information relating to the preferred stock warrants or common stock warrants offered under this prospectus:

(1)	the title;

(2)	the securities issuable upon exercise;

(3)	the issue price or prices;

(4)	the number of warrants issued with each share of preferred stock or common stock;

(5)	any provisions for adjustment of (a) the number or amount of shares of preferred stock or common stock receivable upon exercise of the warrants or (b) the exercise price;

(6)	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

(7)	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

(8)	any other terms, including terms, procedures and limitations relating to exchange and exercise;

(9)	the commencement and expiration dates of the right to exercise; and

(10)	the maximum or minimum number that may be exercised at any time.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or shares of preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities or shares of preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the units under a unit agreement and use the term “unit agreement” to refer to any such agreement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

NewStar, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities being offered by us in this prospectus:

(1)	directly to purchasers;

(2)	through agents;

(3)	through dealers;

(4)	through underwriters; or

(5)	through a combination of any of these methods of sale.

We and our agents and underwriters may sell the securities being offered by us in this prospectus from time to time in one or more transactions:

(1)	at a fixed price or prices, which may be changed;

(2)	at market prices prevailing at the time of sale;

(3)	at prices related to the prevailing market prices; or

(4)	at negotiated prices.

Sales by the Selling Stockholders

The selling stockholders may offer and sell shares offered by this prospectus from time to time and may also decide not to sell any or all of the shares they are allowed to sell under this prospectus. The selling stockholders may sell any or all of the shares covered hereby on any stock exchange, market or trading facility on which our shares are traded, including The NASDAQ Global Market, or in private transactions. The selling stockholders may use one or more of the following methods when selling shares:

•	privately-negotiated transactions;

•	ordinary brokerage transaction in which a broker-dealer solicits purchasers;

•	brokerage transactions in which a broker-dealer sells shares in the open market according to parameters defined by the selling stockholders in a pre-arranged trading plan;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	a combination of any of the above methods; or

•	any other method permitted by applicable law.

The selling stockholders may sell at market prices at the time of the sale, at prices related to the market price or at negotiated prices. The selling stockholders will act independently of us in making the decisions with respect to the timing, manner of sale and number of shares to be sold. The selling stockholders may also sell shares under Rule 144 of the Securities Act, rather than under this prospectus.

The selling stockholders, underwriters, broker-dealers and agents that participate in the distribution of the shares may be deemed to be “underwriters” as defined by the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

Direct Sales by NewStar or the Selling Stockholders Through Agents

We, or the selling stockholders, may solicit directly offers to purchase securities. We, or the selling stockholders, may also designate agents from time to time to solicit offers to purchase securities. Any agent, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by that agent at the time of resale.

Sales by NewStar or the Selling Stockholders Through Underwriters or Dealers

If we, or the selling stockholders, use underwriters to sell securities, we, or the selling stockholders, will enter into an underwriting agreement with them at the time of the sale to them. The names of the underwriters will be set forth in the prospectus supplement that will be used by them together with this prospectus to make resales of the securities to the public. In connection with the sale of the securities offered, these underwriters may be deemed to have received compensation from us, or the selling stockholders, in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the securities.

Underwriters may also use dealers to sell securities. If this happens, these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Any underwriting compensation paid by us, or the selling stockholders, to underwriters in connection with the offering of the securities offered in this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. In no event will the total amount of compensation paid to any member of The Financial Industry Regulatory Authority (FINRA) upon completion of any offering exceed 8.0% of the maximum gross proceeds of such offering.

We will pay any or all expenses incurred with respect to the registration of the shares of common stock underlying the warrants owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

We have agreed to indemnify the selling stockholders for any loss, liability, claim, damage and expense incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus pursuant to which the shares are registered or offered under the Securities Act, the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus, including all documents incorporated therein by reference. The foregoing indemnity shall not apply, however, to any loss, liability, claim, damage or expense which arise out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to us by the selling stockholders expressly for use in the registration statement. The selling stockholders shall indemnify us for any loss, claim damage or expense that arises out of or is based upon, any untrue statement omissions made in the registration statement or a prospectus in reliance upon and in conformity with written information furnished to us by the selling stockholders, or the selling stockholders’ failure to deliver an amended or supplemental prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, or the selling stockholders, to indemnification by us, or the selling stockholders, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect of these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase the securities offered by us, or the selling stockholders, under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under any these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to these contracts and the commissions payable for solicitation of these contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M of the Securities Exchange Act of 1934. If we, or the selling stockholders, offer securities in an “at the market” offering, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Rights Offerings by NewStar

We may offer rights to our existing stockholders to purchase additional common shares of ours. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of common shares that may be purchased in connection with each right and the subscription price for the purchase of such common shares. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any of our common shares not subscribed for in the rights offering by existing stockholders, which will be described in the applicable prospectus supplement.

General Information

Each series of securities offered under this prospectus will be a new issue with no established trading market, other than the common stock, which is listed on The Nasdaq Global Market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on The Nasdaq Global Market, subject to official notice of issuance. Any underwriters to whom we, or the selling stockholders, sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any of the securities we may offer from time to time for trading on an exchange, but we are not obligated to do so.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

SELLING STOCKHOLDERS

All of the shares offered by the selling stockholders will be held of record by the stockholders listed in the table below, upon exercise of the warrants currently held by them. The issuance of the shares upon exercise of warrants is not covered by this prospectus; only the resale of the shares underlying warrants are covered.

Effective November 4, 2014, we entered into an investment agreement with the selling stockholders relating to (i) the issuance and sale by of up to $300 million aggregate principal amount of our subordinated notes and (ii) warrants to purchase up to 12,000,000 shares of our common stock, or the Investment Agreement. On such date, we issued warrants to the selling stockholders exercisable for 9,500,000 shares of our common stock. On January 23, 2015, we completed the sale of warrants to the selling stockholders exercisable for 2,500,000 shares of our stock pursuant to the terms of the Investment Agreement.

In accordance with the terms of the Investment Agreement, we agreed to register, if requested, the shares underlying the warrants if we filed any subsequent registration statement purporting to offer shares of our common stock.

Under the terms of the warrants issued pursuant to the Investment Agreement, a selling stockholder may not exercise its warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock after giving effect to such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised; provided, however, that a selling stockholder may under certain circumstances increase such percentage up to 24.99%. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The following table sets forth the number of shares of our common stock underlying the warrants owned by the selling stockholders as of the date hereof, the number of shares of common stock that will be beneficially owned by the selling stockholders after the completion of this offering assuming the exercise of all warrants held by the selling stockholders and the sale of all shares offered and no other changes in beneficial ownership, the percentage of NewStar common stock owned by the selling stockholders as of the date hereof, and the percentage of NewStar common stock after the completion of the offering, assuming the sale of all shares offered hereunder and no other changes in beneficial ownership or in the number of NewStar shares outstanding. The information below is based upon information supplied by the selling stockholders.

Selling Stockholders	Number of Shares Owned by the Selling Stockholders(1)		Number of Shares Owned after Completion of the Offering(2)	Percentage of NewStar Common Stock Currently owned by the Selling Stockholders(3)	Percentage of NewStar Common Stock Owned after Completion of the Offering(2)
FS Investment Corporation(4)	3,000,000	(5)	0	6.15%	0
FS Investment Corporation II(4)	6,000,000	(6)	0	11.58%	0
FS Investment Corporation III(4)	3,000,000	(7)	0	6.15%	0

(1)	Based upon information available as of June 24, 2015.
(2)	Assumes the sale by the selling stockholders of all shares of common stock offered by this prospectus.
(3)	Based upon 45,816,386 shares outstanding at June 15, 2015.
(4)	The address of each selling stockholder is 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.
(5)	Consists of (i) 2,375,000 shares of common stock issuable upon exercise of warrants issued in November 2014 and (ii) 625,000 shares of common stock issuable upon exercise of warrants issued in January 2015.
(6)	Consists of (i) 4,750,000 shares of common stock issuable upon exercise of warrants issued in November 2014 and (ii) 1,250,000 shares of common stock issuable upon exercise of warrants issued in January 2015.
(7)	Consists of (i) 2,375,000 shares of common stock issuable upon exercise of warrants issued in November 2014 and (ii) 625,000 shares of common stock issuable upon exercise of warrants issued in January 2015.

We have agreed to reimburse the selling stockholders for any losses and expenses they may have as a result of any untrue or incomplete statement by us of a material fact in the registration statement or prospectus. We will not, however, be required to reimburse the selling stockholders if the untrue statement or omission results from information provided to us by the selling stockholders. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and, therefore, may be unenforceable. The selling stockholders may be required to reimburse us for any losses or expenses we may have as a result of untrue or incomplete information provided to us by the selling stockholders. We are registering the shares offered by the selling stockholders pursuant to an investment agreement between us and the selling stockholders included as an exhibit to the registration statement of which this prospectus forms a part.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Locke Lord LLP, Boston, Massachusetts, our counsel. George Ticknor, a partner of Locke Lord LLP, is our Assistant Secretary. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of NewStar Financial, Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our internet website is www.newstarfin.com and through the Investors section of our website, you may access, free of charge, our filings, as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information contained in our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. Our common stock is listed on The NASDAQ Global Market. Reports and other information concerning us can be inspected at the offices of The NASDAQ Global Market.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the filing of the initial registration statement and prior to the effectiveness of the registration statement and after the date of the prospectus until the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 4, 2015, as amended by the Form 10-K/A for the year ended December 31, 2014, filed with the SEC on March 26, 2015;

•	the portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Securities Exchange Act of 1934, as amended, filed on April 17, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 7, 2015, as amended by Form 10-Q/A for the quarter ended March 31, 2015, filed with the SEC on May 15, 2015; and

•	our Current Reports on Form 8-K filed with the SEC on January 16, 2015, January 23, 2015, March 9, 2015, March 11, 2015, March 24, 2015, March 25, 2015, two reports filed on April 14, 2015 (excluding information provided under Item 7.01), April 17, 2015, April 28, 2015, May 11, 2015 and May 15, 2015.

You may request a copy of these filings, at no cost, by telephoning our Investor Relations department at (617) 848-2500 or writing us at:

Investor Relations

NewStar Financial, Inc.

500 Boylston Street

Suite 1250

Boston, Massachusetts 02116

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the securities being registered are as follows:

SEC registration fee	$130,535
Accounting fees and expenses	150,000
Legal fees and expenses	200,000
Printing and photocopying expenses	50,000
Miscellaneous expenses (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	19,465

TOTAL	$550,000

All of the above figures, except for the SEC registration fee, are estimates.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law allows us to indemnify our directors, officers, employees and agents against actual and reasonable expenses they incur in connection with any action, suit or proceeding brought against them because they are a director, officer, employee or agent. Under Delaware law, we may pay all these expenses, provided that: (1) the person in question acted in good faith and in a manner reasonably believed to be not opposed to our best interests; and (2) in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct in question was unlawful. We shall make no indemnification in connection with any proceeding brought on our behalf where the person involved is adjudged to be liable to us, except as may be ordered by a court.

Article VII of our Amended and Restated Certificate of Incorporation provides that we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify anyone that we have the power to indemnify against any expenses, liabilities or other matters referred to in or covered by that section. This indemnification is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Both action in an official capacity and action in another capacity while holding office may be subject to indemnification. A person’s right to indemnification does not cease solely because that person ceases to be a director, officer, employee or agent, or because that person dies.

Article VII of our Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director as a director. Notwithstanding that provision, Article VII provides that a director shall be liable to the extent provided by applicable law:

•	for breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith, or acts involving intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived improper personal benefit.

Article VII further states that if the Delaware General Corporation Law is amended to allow further limitation of the liability of our directors or officers, then the liability of those directors or officers shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as from time to time amended.

Article VII also stipulates that no amendment to or repeal of Article VII shall apply to the liability or alleged liability of any director or officer with respect to any acts or omissions occurring prior to such amendment or repeal.

We carry insurance that covers our directors and officers against some liabilities they may incur when acting in their official capacities.

Item 16.	Exhibits

See the Exhibit Index immediately following the signature page hereto.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 24, 2015.

NEWSTAR FINANCIAL, INC.

By:	/s/ John K. Bray
John K. Bray
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of NewStar Financial, Inc., hereby severally constitute and appoint Timothy J. Conway, John K. Bray and Robert Brown, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power of substitution to them in any and all capacities, to sign and file any and all amendments to this registration statement on Form S-3 (including pre- and post-effective amendments), and any related Rule 462 registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy J. Conway	Chairman, Chief Executive Officer and President (Principal Executive Officer)	June 24, 2015
Timothy J. Conway

/s/ John K. Bray	Chief Financial Officer (Principal Financial and Accounting Officer)	June 24, 2015
John K. Bray

/s/ Charles N. Bralver	Director	June 24, 2015
Charles N. Bralver

/s/ Bradley E. Cooper	Director	June 24, 2015
Bradley E. Cooper

/s/ Brian L.P. Fallon Brian L.P. Fallon	Director	June 24, 2015

/s/ Frank R. Noonan	Director	June 24, 2015
Frank R. Noonan

/s/ Maureen P. O’Hara	Director	June 24, 2015
Maureen P. O’Hara

Signature	Title	Date

/s/ Peter A. Schmidt-Fellner	Director	June 24, 2015
Peter A. Schmidt-Fellner

/s/ Richard E. Thornburgh	Director	June 24, 2015
Richard E. Thornburgh

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Form of Indenture.

4.2*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

4.3*	Form of Note.

4.4*	Form of Warrant.

4.5*	Form of Warrant Agreement.

4.6*	Form of Unit Agreement.

5.1	Opinion of Locke Lord LLP.

10.1	Investment Agreement between NewStar Financial, Inc. and each purchaser named therein dated November 4, 2014. Previously filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K (File No. 001-33211), filed on November 10, 2014, and incorporated herein by reference.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP, an independent registered public accounting firm.

23.2	Consent of Locke Lord LLP (contained in Opinion of Locke Lord LLP filed as Exhibit 5.1).

25.1*	Statement of Eligibility of Trustee under the Indenture on Form T-1. To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein, if applicable.